Exhibit 99.1

Press Release

For Immediate Release

CVB Financial Corp. Christopher D. Myers President and Chief Executive Officer (909) 980-4030	Community Bank David R. Misch Chief Executive Officer (800) 788-9999

CVB Financial Corp. and Community Bank Announce Completion of Merger

ONTARIO, Calif. & PASADENA, Calif.—(BUSINESS WIRE)— CVB Financial Corp. (Nasdaq: CVBF) and Community Bank (OTC Pink: CYHT) announced today that the planned merger between CVBF’s wholly-owned banking subsidiary, Citizens Business Bank, and Community Bank has been completed, effective at 5:00 p.m. (Pacific Daylight Time) on August 10, 2018. Effective at the time of the merger, CVBF appointed Marshall V. Laitsch, the former Chairman of Community Bank Board of Directors, to serve on the respective Boards of CVBF and Citizens Business Bank.

Under the terms of the merger agreement, Community Bank shareholders received $56.00 in cash and 9.4595 shares of CVBF common stock for each share of Community common stock. The value of the total deal consideration was approximately $903 million, which includes approximately 30 million shares of CVBF stock issued to Community Bank shareholders and $177.5 million in aggregate cash consideration.

Christopher D. Myers, President and Chief Executive Officer of CVBF, said. “We are excited to move forward with the closing of this merger and welcome all Community Bank associates, shareholders and customers to Citizens Business Bank and CVB Financial Corp. This merger furthers our strategic objective to be the premier business bank headquartered in California.”

Keefe, Bruyette & Woods, A Stifel Company served as financial advisor to CVBF, and Morrison & Foerester LLP served as legal counsel to CVBF. D.A. Davidson served as financial advisor to Community, and Manatt, Phelps & Phillips LLP served as legal counsel to Community.

About CVB Financial Corp.

CVB Financial Corp. (“CVBF”) is the holding company for Citizens Business Bank. CVBF is one of the 10 largest bank holding companies headquartered in California. With the addition of Community Bank, on a pro-forma combined basis, CVBF has assets of approximately $11.8 billion. Citizens Business Bank is consistently recognized as one of the top performing banks in the nation and offers a wide array of banking, lending and investing services through 67 banking centers and 3 trust office locations serving the Inland Empire, Los Angeles County, Orange County, San Diego County, Ventura County, Santa Barbara County, and the Central Valley area of California.

Shares of CVBF common stock are listed on the Nasdaq under the ticker symbol “CVBF.” For investor information on CVBF, visit our Citizens Business Bank website at www.cbbank.com and click on the “Investors” tab.

Safe Harbor

Certain matters set forth herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to CVBF’s current expectations regarding the merger, its business plans and expectations and its future financial position and operating results. Words such as “expects”, “will likely result”, “aims”, “anticipates”, “believes”, “could”, “estimates”, “expects”, “hopes”, “intends”, “may”, “plans”, “projects”, “seeks”, “should”, “will” and variations of these words and similar expressions help to identify these forward looking statements, which involve risks and uncertainties. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance and/or achievements to differ materially from those projected. These risks and uncertainties include, but are not limited to: CVBF’s ability to realize anticipated cost savings, economies of scale and/or revenue and business franchise enhancements from the merger within expected time frames or at all; local, regional, national and international economic and market conditions and events and the impact they may have on CVBF or CVBF’s customers, assets, and liabilities, including customers, assets and liabilities acquired in connection with the merger; changes in CVBF’s organization, management, compensation and benefit plans, and the ability of the combined bank to retain or expand its management team, key employees, customers, assets and deposits; CVBF’s success at managing the risks involved in the foregoing items and all other factors set forth in CVBF’s public reports including its Annual Report on Form 10-K for the year ended December 31, 2017, and particularly the discussion of risk factors within that document. CVBF does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements except as required by law.

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